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                        POWER OF ATTORNEY

                         WITH RESPECT TO
                     SUMMIT MUTUAL FUNDS, INC.


     Know all men by these presents that Yvonne L. Gray, whose signature appears below, hereby constitutes and appoints Steven
R. Sutermeister, John F. Labmeier and John M. Lucas, and each of them individually, her attorneys-in-fact, each with power of substitution, for her in any and all capacities, to sign any registration statements and amendments thereto for Summit Mutual Funds, Inc., and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any State Securities authority, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Executed at Hamilton County, Ohio this __________ day of
____________________, 2002.


                                      /s/ Yvonne L. Gray
                                      Yvonne L. Gray
                                      Director
                                      Summit Mutual Funds, Inc.